PagerDuty Announces First Quarter Fiscal 2025 Financial Results

First quarter revenue increased 8% year over year to $111.2 million
First quarter GAAP operating loss of $21.7 million, non-GAAP operating income of $15.3 million

Announces $100 million share repurchase program

SAN FRANCISCO – (BUSINESS WIRE) – May 30, 2024 – PagerDuty, Inc. (NYSE:PD), a leader in digital operations management, today announced financial results for the first quarter of fiscal 2025, ended April 30, 2024.

"PagerDuty delivered a solid first quarter with annual recurring revenue growth stabilizing at 10% for the second consecutive quarter, and non-GAAP operating margin four percentage points above the range,” said Jennifer Tejada, Chairperson and CEO, PagerDuty. “We continue to scale efficiently, delivering our seventh consecutive quarter of non-GAAP profitability. We are encouraged by the stability and momentum emerging from PagerDuty's enterprise focus and success."

PagerDuty also announced today that its Board of Directors has authorized a share repurchase program for up to $100 million of common stock.

“We believe that our business is well positioned for growth and the continuation of meaningful free cash flow,” said Howard Wilson, Chief Financial Officer, PagerDuty. “This share repurchase program signals our desire to manage share dilution and reflects the confidence of the Board and management team in our strategy.”

First Quarter Fiscal 2025 Financial Highlights

•Revenue was $111.2 million, an increase of 7.7% year over year.
•GAAP operating loss was $21.7 million; GAAP operating margin of negative 19.5%.
•Non-GAAP operating income was $15.3 million; non-GAAP operating margin of 13.8%.
•GAAP net loss per share attributable to PagerDuty, Inc. common stockholders was $0.26;
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders was $0.17.
•Operating cash flow was $28.6 million, with free cash flow of $27.1 million.
•Cash, cash equivalents and current investments were $592.8 million as of April 30, 2024.
The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information.

First Quarter and Recent Highlights

•Customers with annual recurring revenue over $100,000 grew 6% to 811 as of April 30, 2024, compared to 764 a year ago.
•Dollar-based net retention rate of 106% as of April 30, 2024, compared to 116% a year ago.
•Total free and paid customers of more than 29,000 as of April 30, 2024 representing approximately 18% growth year over year.
•Total paid customers of 15,120 as of April 30, 2024, compared to 15,089 a year ago.
•Remaining performance obligations were $388.0 million as of April 30, 2024. Of this amount, the Company expects to recognize revenue of approximately $273.4 million, or 70%, over the next 12 months with the balance to be recognized as revenue thereafter.1
•Lands and expands include: Cisco Systems, DataDog, Equinix, Eventbrite, PriceSmart, Telefonica, Veterans Affairs/VA and ZScaler
•Unveiled advanced AI and automation enhancements to accelerate the resolution of operational issues and increase revenue
•Expanded PagerDuty’s Incident Management product with a new enterprise offering
•Announced Eduardo Crespo as Vice President of EMEA
•Published PagerDuty’s Fourth Annual Impact Report
•Approved for Veterans Affairs Authority to Operate and advanced to “In PMO Review” status on the FedRAMP marketplace.
•Showcased PagerDuty customers - New York Stock Exchange and Ryanair in Executive Spotlight series

1Beginning in the first quarter of fiscal 2025, the Company now includes contracts with an original term of less than 12 months in this disclosure which comprised $135.0 million of remaining non-cancelable performance obligations as of April 30, 2024.

Share Repurchase Program Authorization

In May 2024, the PagerDuty Board of Directors approved the repurchase up to an aggregate of $100 million of its common stock. The repurchases will be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market. The repurchase program is expected to continue through the May 29, 2026 unless extended or shortened by the Board of Directors.

Financial Outlook

For the second quarter of fiscal 2025, PagerDuty currently expects:

•Total revenue of $115.5 million - $117.5 million, representing a growth rate of 7% - 9% year over year
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $0.16 - $0.17 assuming approximately 97 million diluted shares and a non-GAAP tax rate of 23%.

For the full fiscal year 2025, PagerDuty currently expects:

•Total revenue of $471.0 million - $477.0 million, representing a growth rate of 9% - 11% year over year
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $0.66 - $0.71 assuming approximately 97 million diluted shares and a non-GAAP tax rate of 23%.

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking Statements section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net income (loss) per share attributable to PagerDuty, Inc. common stockholders to GAAP net loss per share attributable to PagerDuty, Inc. common stockholders because certain items are out of its control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-

GAAP net income (loss) per share attributable to PagerDuty, Inc. common stockholders is not available without unreasonable effort.

Conference Call Information:

PagerDuty will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on May 30, 2024. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s LinkedIn account (https://www.linkedin.com/company/482819), X (formerly Twitter) account @pagerduty, the X account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Non-GAAP Financial Measures:

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) attributable to PagerDuty, Inc. common stockholders, non-GAAP net income (loss) per share attributable to PagerDuty, Inc. common stockholders, and free cash flow.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

Specifically, PagerDuty excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Stock-based Compensation: PagerDuty utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer Taxes Related to Employee Stock Transactions: PagerDuty views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond PagerDuty’s control. As a result, employer taxes related to employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Acquired Intangible Assets: PagerDuty views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-Related Expenses: PagerDuty views acquisition-related expenses, such as transaction costs, acquisition-related retention payments, and acquisition-related asset impairment, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of Debt Issuance Costs: The imputed interest rates of the Convertible Senior Notes (the "Notes") was approximately 1.91% for the 2025 Notes and 2.13% for the 2028 Notes. This is a result of the debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt issuance costs are amortized as interest expense. The expense for the amortization of the debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Restructuring Costs: PagerDuty views restructuring costs, such as employee severance-related costs and real estate impairment costs, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Gains (or losses) on partial extinguishment of convertible senior notes: PagerDuty views gains (or losses) on partial extinguishment of debt as events that are not necessarily reflective of operational performance during a period. PagerDuty believes that the consideration of measures that exclude such gain (or loss) impact can assist in the comparison of operational performance in different periods which may or may not include such gains (or losses).

Adjustment Attributable to Redeemable Non-Controlling Interest: PagerDuty adjusts the value of redeemable non-controlling interest of its joint venture PagerDuty K.K. according to the operating agreement. PagerDuty believes this adjustment is not reflective of operational performance during a period and exclusion of such adjustments can assist in comparison of operational performance in different periods.

Income Tax Effects and Adjustments: Based on PagerDuty's financial outlook for fiscal 2025, PagerDuty is utilizing a projected non-GAAP tax rate of 23% in order to provide better consistency across the interim reporting periods by eliminating the impact of non-recurring and period specific items, which can vary in size and frequency. PagerDuty's estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that PagerDuty believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events.

PagerDuty defines non-GAAP gross profit as gross profit adjusted for stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, and restructuring costs. PagerDuty defines non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.

PagerDuty defines non-GAAP operating income (loss) as GAAP loss from operations excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, and restructuring costs. PagerDuty defines non-GAAP net income (loss) attributable to PagerDuty, Inc. common stockholders (which is used in calculating non-GAAP net income (loss) per share attributable to PagerDuty, Inc. common stockholders) as GAAP net loss attributable to PagerDuty, Inc. common stockholders excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of debt issuance costs, amortization of acquired intangible assets, acquisition-related expenses, restructuring costs, adjustment attributable to redeemable non-controlling interest, and income tax adjustments. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in PagerDuty’s business and an important part of its compensation strategy.

PagerDuty defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalization of internal-use software costs. In addition to the reasons stated above, PagerDuty believes that free cash flow is useful to investors as a liquidity measure because it measures PagerDuty’s ability to generate or use cash in excess of its capital investments in property and equipment in order to enhance the strength of its balance sheet and further invest in its business and potential strategic initiatives. PagerDuty uses free cash flow in conjunction with traditional GAAP measures as part of its overall assessment of its liquidity, including the preparation of PagerDuty’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to assess its liquidity.

There are a number of limitations related to the use of free cash flow as compared to net cash provided by (used in) operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial performance and outlook and market positioning. Words such as “expect,” “extend,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “accelerate,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks and other factors detailed in our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission (SEC) on March 18, 2024. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2024 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the effect of unfavorable conditions in our industry or the global economy, or reductions in information spending on our business and results of operations; our ability to achieve and maintain future profitability; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our ability to sustain and manage our growth; our dependence on revenue from a single product; our ability to compete effectively in an increasingly competitive market; and general global market, political, economic, and business conditions.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About PagerDuty Inc.
PagerDuty, Inc. (NYSE:PD) is a global leader in digital operations management, enabling customers to achieve operational efficiency at scale with the PagerDuty Operations Cloud. The PagerDuty Operations Cloud combines AIOps, Automation, Customer Service Operations and Incident Management with a powerful generative AI assistant to create a flexible, resilient and scalable platform to increase innovation velocity, grow revenue, reduce cost, and mitigate the risk of operational failure. More than half of the Fortune 500 and nearly 70% of the Fortune 100 rely on PagerDuty as essential infrastructure for the modern enterprise. To learn more and try PagerDuty for free, visit www.pagerduty.com.

Investor Relations Contact:
Tony Righetti
investor@pagerduty.com

Press Contact:
Debbie O'Brien
media@pagerduty.com

PagerDuty, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Revenue	$111,172	$103,246
Cost of revenue(1)	19,343	17,936
Gross profit	91,829	85,310
Operating expenses:
Research and development(1)	37,523	33,508
Sales and marketing(1)	48,499	43,801
General and administrative(1)	27,540	23,801
Total operating expenses	113,562	101,110
Loss from operations	(21,733)	(15,800)
Interest income	6,980	4,203
Interest expense	(2,148)	(1,334)
Other expense, net	(251)	(13)
Loss before (provision for) benefit from income taxes	(17,152)	(12,944)
(Provision for) benefit from income taxes	(193)	106
Net loss	$(17,345)	$(12,838)
Net loss attributable to redeemable non-controlling interest	(206)	(620)
Net loss attributable to PagerDuty, Inc.	$(17,139)	$(12,218)
Adjustment attributable to redeemable non-controlling interest	6,917	—
Net loss attributable to PagerDuty, Inc. common stockholders	$(24,056)	$(12,218)
Net loss per share, basic and diluted, attributable to PagerDuty, Inc. common stockholders	$(0.26)	$(0.13)
Weighted average shares used in calculating net loss per share, basic and diluted	92,876	91,522
(1) Includes stock-based compensation expense as follows:

	Three Months Ended April 30,
	2024	2023
Cost of revenue	$1,756	$1,876
Research and development	11,222	10,101
Sales and marketing	7,947	5,951
General and administrative	12,015	9,617
Total	$32,940	$27,545

PagerDuty, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of April 30, 2024	As of January 31, 2024

Assets
Current assets:
Cash and cash equivalents	$382,541	$363,011
Investments	210,242	208,178
Accounts receivable, net of allowance for credit losses of $1,142 and $1,382 as of April 30, 2024 and January 31, 2024, respectively	77,536	100,413
Deferred contract costs, current	19,612	19,502
Prepaid expenses and other current assets	17,045	12,094
Total current assets	706,976	703,198
Property and equipment, net	17,400	17,632
Deferred contract costs, non-current	24,532	25,118
Lease right-of-use assets	2,943	3,789
Goodwill	137,401	137,401
Intangible assets, net	29,467	32,616
Other assets	5,324	5,552
Total assets	$924,043	$925,306
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$6,558	$6,242
Accrued expenses and other current liabilities	12,893	15,472
Accrued compensation	28,609	30,239
Deferred revenue, current	219,571	223,522
Lease liabilities, current	5,498	6,180
Total current liabilities	273,129	281,655
Convertible senior notes, net	448,667	448,030
Deferred revenue, non-current	4,022	4,639
Lease liabilities, non-current	5,979	6,809
Other liabilities	4,209	5,280
Total liabilities	736,006	746,413
Redeemable non-controlling interest	14,004	7,293
Stockholders’ equity:
Common stock	—	—
Additional paid-in-capital	794,842	774,768
Accumulated other comprehensive loss	(1,235)	(733)
Accumulated deficit	(569,574)	(552,435)
Treasury stock	(50,000)	(50,000)
Total stockholders’ equity	174,033	171,600
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$924,043	$925,306

PagerDuty, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended April 30,
	2024	2023
Cash flows from operating activities
Net loss attributable to PagerDuty, Inc. common stockholders	$(24,056)	$(12,218)
Net loss and adjustment attributable to redeemable non-controlling interest	6,711	(620)
Net loss	(17,345)	(12,838)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,292	4,725
Amortization of deferred contract costs	5,279	4,990
Amortization of debt issuance costs	608	455
Stock-based compensation	32,940	27,545
Non-cash lease expense	846	1,176
Other	(1,302)	(852)
Changes in operating assets and liabilities:
Accounts receivable	22,716	30,003
Deferred contract costs	(4,805)	(3,372)
Prepaid expenses and other assets	(4,813)	(2,207)
Accounts payable	268	(1,206)
Accrued expenses and other liabilities	(3,435)	(244)
Accrued compensation	(1,667)	(17,286)
Deferred revenue	(4,423)	(7,246)
Lease liabilities	(1,512)	(1,491)
Net cash provided by operating activities	28,647	22,152
Cash flows from investing activities
Purchases of property and equipment	(457)	(235)
Capitalization of internal-use software costs	(1,092)	(1,072)
Purchases of available-for-sale investments	(50,065)	(39,085)
Proceeds from maturities of available-for-sale investments	46,556	48,955
Proceeds from sales of available-for-sale investments	2,237	—
Net cash (used in) provided by investing activities	(2,821)	8,563
Cash flows from financing activities
Proceeds from issuance of common stock upon exercise of stock options	291	4,751
Employee payroll taxes paid related to net share settlement of restricted stock units	(6,552)	(8,820)
Net cash used in financing activities	(6,261)	(4,069)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(115)	(60)
Net increase in cash, cash equivalents, and restricted cash	19,450	26,586
Cash, cash equivalents, and restricted cash at beginning of period	366,667	274,019
Cash, cash equivalents, and restricted cash at end of period	$386,117	$300,605

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Reconciliation of gross profit and gross margin
GAAP gross profit	$91,829	$85,310
Plus: Stock-based compensation	1,756	1,876
Plus: Employer taxes related to employee stock transactions	44	72
Plus: Amortization of acquired intangible assets	2,407	2,087
Plus: Restructuring costs	—	137
Non-GAAP gross profit	$96,036	$89,482
GAAP gross margin	82.6%	82.6%
Non-GAAP adjustments	3.8%	4.1%
Non-GAAP gross margin	86.4%	86.7%

Reconciliation of operating expenses
GAAP research and development	$37,523	$33,508
Less: Stock-based compensation	(11,222)	(10,101)
Less: Employer taxes related to employee stock transactions	(282)	(517)
Less: Acquisition-related expenses	(295)	(161)
Less: Amortization of acquired intangible assets	(87)	(87)
Less: Restructuring costs	—	3
Non-GAAP research and development	$25,637	$22,645

GAAP sales and marketing	$48,499	$43,801
Less: Stock-based compensation	(7,947)	(5,951)
Less: Employer taxes related to employee stock transactions	(190)	(267)
Less: Amortization of acquired intangible assets	(632)	(610)
Less: Restructuring costs	—	104
Non-GAAP sales and marketing	$39,730	$37,077

GAAP general and administrative	$27,540	$23,801
Less: Stock-based compensation	(12,015)	(9,617)
Less: Employer taxes related to employee stock transactions	(187)	(341)
Less: Acquisition-related expenses	32	—
Less: Amortization of acquired intangible assets	(22)	(22)
Less: Restructuring costs	(8)	(114)
Non-GAAP general and administrative	$15,340	$13,707

Note: Certain figures may not sum due to rounding.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(21,733)	$(15,800)
Plus: Stock-based compensation	32,940	27,545
Plus: Employer taxes related to employee stock transactions	703	1,197
Plus: Amortization of acquired intangible assets	3,148	2,806
Plus: Acquisition-related expenses	263	161
Plus: Restructuring costs	8	144
Non-GAAP operating income (loss)	$15,329	$16,053
GAAP operating margin	(19.5)%	(15.3)%
Non-GAAP adjustments	33.3%	30.8%
Non-GAAP operating margin	13.8%	15.5%

Reconciliation of net income (loss)
GAAP net loss attributable to PagerDuty, Inc. common stockholders	$(24,056)	$(12,218)
Plus: Stock-based compensation	32,940	27,545
Plus: Employer taxes related to employee stock transactions	703	1,197
Plus: Amortization of debt issuance costs	608	455
Plus: Amortization of acquired intangible assets	3,148	2,806
Plus: Acquisition-related expenses	263	161
Plus: Restructuring costs	8	144
Plus: Adjustment attributable to redeemable non-controlling interest	6,917	—
Less: Income tax effects and adjustments	(4,526)	(792)
Non-GAAP net income attributable to PagerDuty, Inc. common stockholders	$16,005	$19,298

Reconciliation of net income (loss) per share, basic
GAAP net loss per share, basic, attributable to PagerDuty, Inc. common stockholders	$(0.26)	$(0.13)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc. common stockholders	0.43	0.34
Non-GAAP net income per share, basic, attributable to PagerDuty, Inc. common stockholders	$0.17	$0.21

Reconciliation of net income (loss) per share, diluted(1)
GAAP net loss per share, diluted, attributable to PagerDuty, Inc. common stockholders	$(0.26)	$(0.13)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc. common stockholders	0.43	0.33
Non-GAAP net income per share, diluted, attributable to PagerDuty, Inc. common stockholders	$0.17	$0.20

Weighted-average shares used in calculating GAAP net loss per share, basic and diluted	92,876	91,522

Weighted-average shares used in calculating non-GAAP net income per share
Basic	92,876	91,522
Diluted	96,104	103,431
Note: Certain figures may not sum due to rounding.

(1) On October 13, 2023, the Company provided written notice to the trustee and the note holders of the 2025 Notes that it had irrevocably elected to settle the principal amount of its convertible senior notes in cash and pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at the Company’s election, in respect to the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the 2025 Notes being converted. The company uses the if-converted method to calculate the non-GAAP net income per diluted share attributable to PagerDuty, Inc. related to the convertible notes due 2025 prior to the election on October 13, 2023. As such, approximately 7.2 million shares related to the convertible notes due 2025 were included in the non-GAAP diluted outstanding share number for the three months ended April 30, 2023, related to the period prior to the election on October 13, 2023. Similarly, the numerator used to compute this measure was increased by $0.9 million for after-tax interest expense savings related to our convertible notes for the three months ended April 30, 2023.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

Free Cash Flow

	Three Months Ended April 30,
	2024	2023
Net cash provided by operating activities	28,647	22,152
Less:
Purchases of property and equipment	(457)	(235)
Capitalization of internal-use software costs	(1,092)	(1,072)
Free cash flow	$27,098	$20,845
Net cash (used in) provided by investing activities	$(2,821)	$8,563
Net cash used in financing activities	$(6,261)	$(4,069)
Free cash flow margin	24.4%	20.2%